Exhibit 10.4
THIRD AMENDMENT TO LOAN AGREEMENT
     This THIRD AMENDMENT TO LOAN AGREEMENT (this “Amendment”), entered into as of March 21, 2006 and effective upon the Amendment Effective Date (as defined below), is entered into by and among PHI, Inc. (formerly Petroleum Helicopters, Inc.), a Louisiana corporation (the “Borrower”), Air Evac Services, Inc. (“Air Evac”), PHI Tech Services, Inc. (formerly Evangeline Airmotive, Inc.) (“PHI Tech Services”) and International Helicopter Transport, Inc. (“IHT”, together with Air Evac and PHI Tech Services, the “Subsidiary Guarantors”) and Whitney National Bank (the “Bank”).
Recitals:
     A. The Borrower, the Subsidiary Guarantors and the Bank are parties to that certain Loan Agreement, dated as of April 23, 2002, as amended by the First Amendment to the Loan Agreement, dated June 18, 2004, and the Second Amendment to the Loan Agreement, dated September 20, 2005 (as amended, the “Loan Agreement”).
     B. The Borrower is a party to that certain Indenture, dated as of April 23, 2002 (collectively, as amended and supplemented, the “2002 Indenture”), entered into between the Borrower as issuer, the subsidiary guarantors party thereto and The Bank of New York, as trustee, providing for the issuance of $200 million outstanding principal amount of 9 3/8% Senior Notes due 2009 (the “2002 Notes”).
     C. The Borrower proposes to commence an offer or series of offers (the “Tender Offer”) to purchase or redeem any or all of the 2002 Notes from the holders thereof pursuant to the terms of a Tender Offer and Consent Solicitation and related documents (the “Solicitation Materials”).
     D. Simultaneous with the Tender Offer, the Borrower proposes to make certain amendments as are deemed necessary, appropriate or desirable (the “Proposed Amendments”) to the 2002 Indenture relating to the 2002 Notes, which Proposed Amendments would, among other things, remove substantially all the restrictive covenants, certain events of default and other provisions contained in the 2002 Indenture.
     E. The Borrower proposes to finance the Tender Consideration through some combination of the following: (i) cash on hand; (ii) the issuance and sale of up to a maximum of $200 million in principal aggregate amount of new senior notes (the “New Notes”) in an offering (the “Note Offering”) exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and providing for resale pursuant to Rule 144A and Regulation S under the Securities Act; and (iii) proceeds from the Equity Offering (as defined below).
     F. The Borrower proposes to issue the New Notes pursuant to an indenture (the “New Indenture”) to be executed by and among the Borrower, the subsidiary guarantors named therein (the “New Indenture Guarantors”) and the trustee under the New Indenture.
     G. Under the terms of the New Indenture, the New Indenture Guarantors will guarantee the payment of all amounts due under the New Indenture and the New Notes.

     H. The Borrower will sell the New Notes pursuant to a purchase agreement (the “Purchase Agreement”) to be executed by the Borrower, the New Indenture Guarantors and the purchasers party thereto.
     I. As a condition to the purchase of the New Notes, the Borrower will be required to agree, subject to certain conditions, to issue, pursuant to an exchange offer registered under the Securities Act (the “Exchange Offer”), a separate series of the Senior Notes due 2013 (the “Exchange Notes”) having substantially the same terms as the New Notes (except that the Exchange Notes will not contain transfer restrictions).
     J. In order to finance the Tender Consideration, the Borrower also proposes the offer, issuance and sale (the “Equity Offering”) of up to 4,931,108 shares of Non-Voting Common Stock (the “Shares”) under the shelf registration statement filed by the Borrower with the Securities and Exchange Commission and declared effective on March 31, 2005 (the “Shelf Registration Statement”), which includes up to 15% of such shares that may be sold pursuant to the exercise of an overallotment option (the “Overallotment Option”) by the Underwriters (as hereinafter defined).
     K. The Borrower proposes to offer, issue and sell the Shares to a group of underwriters (the “Underwriters”) led by UBS Investment Bank, Howard Weil Incorporated and other investment banks, including the Overallotment Option, in the Equity Offering all at a price to be determined.
     L. Pursuant to the Loan Agreement, the Borrower may not enter into any transaction that would substantially alter the balance sheet or create any additional obligations for borrowed money without the prior written consent of Bank.
     M. The Borrower would like to amend the Loan Agreement to allow for, among other things, the following: (i) the Tender Offer for the 2002 Notes; (ii) the Proposed Amendments to the 2002 Indenture; (iii) the offering and issuance of the New Notes pursuant to the New Indenture; (iv) the entering into the New Indenture; (v) the guarantees granted by the subsidiaries pursuant to the New Indenture; (vi) the offering and issuance of the Exchange Notes pursuant to the Exchange Offer; and (vii) the offering of the Shares pursuant to the Equity Offering, including the related granting of the Overallotment Option to the Underwriters.
     N. The Borrower, Subsidiary Guarantors and the Bank have agreed to enter into this Amendment to amend and modify the Loan Agreement, among other things, to reflect the changes relating to the transactions described above.
     NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants and agreements set forth in this Amendment, and intending to be legally bound, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
     1.1. Defined Terms.

     (a) Capitalized terms that are defined in this Amendment shall have the meanings ascribed in this Amendment to such terms. All other capitalized terms shall have the meanings ascribed to such terms in the Loan Agreement as amended by this Amendment. Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular; references to the singular include the plural; the words “include,” “includes,” and “including” will be deemed to be followed by “without limitation”; and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”
     (b) Each reference to “hereof,” “hereunder,” “herein” and “hereby” and each other similar reference contained in the Loan Agreement, each reference to “this Agreement”, “the Loan Agreement” and each other similar reference contained in the Loan Agreement and each reference contained in this Amendment to the “Loan Agreement” shall on and after the Amendment Effective Date refer to the Loan Agreement as amended by this Amendment. Any notices, requests, certificates and other instruments executed and delivered on or after the Amendment Effective Date may refer to the Loan Agreement without making specific reference to this Amendment but nevertheless all such references shall mean the Loan Agreement as amended by this Amendment unless the context otherwise requires. This Amendment constitutes a “Loan Document” as defined in the Loan Agreement.
ARTICLE 2
AMENDMENTS AND LIMITED WAIVER
     2.1. (a) Amendment to Section C(3) of the Loan Agreement: Offering Memorandum, Notes and Indenture. Section C(3) of the Loan Agreement is hereby deleted and replaced in its entirety with the following:
               “(i) The Loans to be made to PHI under, and the terms and conditions of, this Agreement do not violate the offering memorandum (the “2002 Offering Memorandum”) dated April 17, 2002, respecting promissory notes in the aggregate principal amount of TWO HUNDRED MILLION and NO/100 DOLLARS, under an Indenture dated as of April 23, 2002 (the “2002 Indenture”), among PHI, the Guarantors (as defined in the 2002 Offering Memorandum), and the Bank of New York, as Trustee, or therewith, as all of the foregoing may be amended from time to time (individually and collectively, the “2002 Indenture Notes and Documents”); and
               (ii) The Loans to be made to PHI under, and the terms and conditions of, this Agreement do not violate the offering memorandum (the “2006 Offering Memorandum”) respecting senior notes in the aggregate principal amount of up to TWO HUNDRED MILLION and NO/100 DOLLARS, under an Indenture related thereto (the “2006 Indenture”), among PHI, the Guarantors (as defined in the 2006 Offering Memorandum), and The Bank of New York Trust Company, N.A., as Trustee, or therewith, as all of the foregoing may be amended from time to time (individually and collectively, the “2006 Indenture Notes and Documents” and together with the 2002 Indenture Notes and Documents, the “Indenture Notes and Documents”).”
     (b) Amendment to Section C(4) of the Loan Agreement: Litigation. Section C(4) of the Loan Agreement is hereby deleted and replaced in its entirety with the following:

               “Except as set forth on Schedule C(4) attached hereto, to the best of PHI’s knowledge, after due inquiry, no litigation or governmental proceedings are pending or threatened against PHI or any of its subsidiaries, the results of which might materially affect PHI or such subsidiaries’ financial condition or operations. Other than any liability incident to such litigation or proceedings or provided for or disclosed in the financial statements submitted to Bank, PHI does not have any material contingent liabilities. No subsidiaries have any material contingent liability other than those imposed by the security documents granted by PHI in favor of Whitney and the Indenture Notes and Documents.”
     2.2. Consent. The Bank hereby consents to the (i) the Tender Offer of the 2002 Notes, (ii) the Proposed Amendments to the 2002 Indenture, (iii) the offering and issuance of the New Notes pursuant to the New Indenture, (iv) the entering into the New Indenture, (v) the guarantees granted by the subsidiaries pursuant to the New Indenture, (vi) the offering and issuance of the Exchange Notes pursuant to the Exchange Offer, and (vii) the offering of the Shares pursuant to the Equity Offering, including the related granting of the Overallotment Option to the Underwriters.
     2.3. Effectiveness. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on which each of the following conditions is satisfied:
(a)	there shall have been delivered to the Bank in accordance with Section 4.5 counterparts of this Amendment executed by each of the Borrower, the Subsidiary Guarantors and the Bank; and

(b)	the Bank shall have received all fees and accrued and unpaid costs and expenses (including reasonable legal fees and expenses) incurred in connection with the preparation and execution of this Amendment.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES
     3.1. Representations and Warranties. To induce the Bank to enter into this Amendment, the Borrower represents and warrants to the Bank that:
     (a) The representations and warranties of the Borrower in Section C of the Loan Agreement, as modified herein, are on the date of execution and delivery of this Amendment, and will be on the Amendment Effective Date, true, correct and complete in all material respects with the same effect as though made on and as of such respective date (or, to the extent such representations and warranties expressly relate to an earlier date, on and as of such earlier date).
     (b) The execution, delivery and performance by the Borrower and the Subsidiary Guarantors of this Amendment:
(i)	are within such Person’s corporate powers; and

(ii)	have been duly authorized by all necessary corporate or other entity action, including the consent of the holders of its equity interests where required.
     (c) This Amendment has been duly executed and delivered by the Borrower and the Subsidiary Guarantors. Each of this Amendment and the Loan Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
ARTICLE 4
MISCELLANEOUS
     4.1. No Other Amendments; Reservation of Rights; No Waiver. Other than as otherwise expressly provided herein, this Amendment shall not be deemed to operate as an amendment or waiver of, or to prejudice, any right, power, privilege or remedy of any Secured Party under the Loan Agreement or any other Loan Document, nor shall the entering into of this Amendment preclude any Secured Party from refusing to enter into any further amendments with respect to the Loan Agreement or any other Loan Document. Except as specified in Section 2.2, this Amendment shall not constitute a waiver of (i) compliance with any covenant or other provision in the Loan Agreement or any other Loan Document or (ii) of the occurrence or continuance of any present or future Default or Event of Default.
     4.2. Ratification and Confirmation. Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Loan Agreement and the other Loan Documents are hereby ratified and confirmed and shall remain unchanged and in full force and effect without interruption or impairment of any kind.
     4.3. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of Louisiana.
     4.4. Headings. The article and section headings contained in this Amendment are inserted for convenience only and will not affect in any way the meaning or interpretation of this Amendment.
     4.5. Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Amendment may be delivered by exchange of copies of the signature page by facsimile transmission.
     4.6. Severability. The provisions of this Amendment will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Amendment, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.

     4.7. Costs and Expenses. Regardless of whether the transactions contemplated by this Amendment are consummated, the Borrower agrees to pay to the Bank on demand all reasonable out-of-pocket costs and expenses of the Bank incurred in connection with the preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of legal counsel to the Bank.
     4.8. Assignment; Binding Effect. No party may assign either this Amendment or any of its rights, interests or obligations hereunder except in the manner specified for an assignment in the Loan Agreement. All of the terms, agreements, covenants, representations, warranties and conditions of this Amendment are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns.
     4.9. Entire Agreement. The Loan Agreement as amended by this Amendment, together with the Exhibits and Schedules thereto that are delivered pursuant thereto, constitutes the entire agreement and understanding of the parties in respect of the subject matter of the Loan Agreement as amended by this Amendment and supersedes all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter of the Loan Agreement as amended by this Amendment.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Amendment, or caused this Amendment to be executed by their authorized representatives, as of the date stated in the introductory paragraph of this Amendment.

BORROWER:	PHI, INC.
f/k/a Petroleum Helicopters, Inc.

	By:	/s/ Michael J. McCann	Dated:4/12/2006
	Name:	Michael J. McCann
	Title:	Chief Financial Officer, Treasurer and Secretary

BANK:	WHITNEY NATIONAL BANK

	By:	/s/ Harry G. Stahel
	Name:	Harry G. Stahel
	Title:	Senior Vice President

SUBSIDIARY GUARANTORS:	AIR EVAC SERVICES, INC.

	By:	/s/ Michael J. McCann	Dated:4/12/2006
	Name:	Michael J. McCann
	Title:	Chief Financial Officer, Treasurer and Secretary

PHI TECH SERVICES, INC. (formerly
EVANGELINE AIRMOTIVE, INC.)

	By:	/s/ Michael J. McCann	Dated:4/12/2006
	Name:	Michael J. McCann
	Title:	Chief Financial Officer, Treasurer and Secretary

INTERNATIONAL HELICOPTER
TRANSPORT, INC.

	By:	/s/ Michael J. McCann	Dated:4/12/2006
	Name:	Michael J. McCann
	Title:	Chief Financial Officer, Treasurer and Secretary
Signature Page to
Third Amendment to Loan Agreement

Schedule C(4)
     In June 2005, we received a document subpoena from the Antitrust Division of the Department of Justice (“DOJ”). The subpoena relates to a grand jury investigation of potential antitrust violations among providers of helicopter transportation services in the U.S. Gulf of Mexico. We have provided the DOJ with all information that has been requested to date and intend to comply with future requests, if any, for information from the DOJ in connection with this investigation.
Schedule C(4) to
Third Amendment to Loan Agreement